Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-130518) pertaining to the BPI Energy Holdings, Inc. 2005 Amended and Restated Omnibus Stock Plan of our report dated October 24, 2007 with respect to the consolidated financial statements of BPI Energy Holdings, Inc. for the years ended July 31, 2007, 2006 and 2005, included in the Annual Report (Form 10-K) for the year ended July 31, 2007.
/s/ Meaden & Moore, Ltd.
MEADEN & MOORE, LTD.
Independent Registered Public Accounting Firm
October 28, 2007
Cleveland, Ohio